Exhibit 31.3

CERTIFICATION BY CHIEF FINANCIAL OFFICER

I, Greg Endo, certify that:

1. I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Empery Digital Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

April 21, 2026

By: /s/ Greg Endo

Greg Endo

Chief Financial Officer

(Principal financial and accounting officer)